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Exhibit 4.4

        J. B. POINDEXTER & CO., INC.

As Issuer

THE SUBSIDIARY GUARANTORS NAMED HEREIN

As Guarantors

WILMINGTON TRUST COMPANY

As Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 14, 2004

To

INDENTURE

Dated as of March 15, 2004

8 3/4% Senior Notes Due 2004

        FIRST SUPPLEMENTAL INDENTURE, dated as of December 14, 2004, (herein called this "Supplemental Indenture") among J.B. POINDEXTER & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1100 Louisiana Street, Suite 5400, Houston, Texas 77002, each of MORGAN TRAILER MFG. CO., a New Jersey corporation ("Morgan"), TRUCK ACCESSORIES GROUP, INC., formerly known as Leer, Inc., a Delaware corporation ("TAG"), LOWY GROUP, INC., a Delaware corporation ("Lowy"), EFP CORPORATION, a Delaware corporation ("EFP"), MAGNETIC INSTRUMENTS CORP., a Delaware corporation ("MIC"), RAIDER INDUSTRIES, INC., a Saskatchewan corporation ("Raider"), SWK HOLDINGS, INC., formerly known as KWS Manufacturing Company, Inc., a Texas corporation ("SWK"), UNIVERSAL BRIXIUS, INC., a Wisconsin corporation ("Brixius"), MORGAN TRAILER FINANCIAL CORPORATION, a Nevada corporation ("MTFC), and MORGAN TRAILER FINANCIAL MANAGEMENT, L.P., a Texas limited partnership ("MTFMLP"), MORGAN OLSON CORPORATION, a Delaware corporation ("MOC") (Morgan, TAG, h y, EFP, MIC, Raider, SWK, Brixius, MITC, MTFMLP and MOC are collectively called the "Subsidiary Guarantors"), and COMMERCIAL BABCOCK INC., a corporation organized under the laws of Ontario, Canada (the "Additional Guarantor"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, having its principal corporate trust office at Rodney Square North, 1100 North Market Skeet, Wilmington, Delaware, as Trustee (herein called the "Trustee").

RECITAL

        WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are parties lo that certain Indenture, dated as of March 15, 2004, as amended by the First Supplemental Indenture dated as of December 14, 2004 (the "Indenture"), governing the Company's 8 3/4% Senior Notes due 2014 (the "Securities") issued thereunder;

        WHEREAS, Section 9.01(4) of the Indenture provides that, without the consent of any Holders, the Company, the Subsidiary Guarantors, and the Trustee, at any time and from time to time, may supplement the Indenture, in form satisfactory to the Trustee, for the purpose of allowing the Additional Guarantor to become a Subsidiary Guarantor of the obligations of the Company and those of each other Subsidiary Guarantor under the Indenture and the Securities; provided such action pursuant to Section 9.01 shall not adversely affect the interests of the Holders in any material respect;

        WHEREAS, the Board of Directors of the Company has determined that making the Additional Guarantor a Subsidiary Guarantor of the Indenture does not adversely affect the interests of the Holders in any material respect;

        WHEREAS, the Company and the Subsidiary Guarantors pursuant to the foregoing authority, propose m and by this Supplemental Indenture to amend and supplement the Indenture as provided in this Supplemental Indenture, and requests the Trustee to enter into this Supplemental Indenture; and

        WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors, the Additional Guarantor and the Trustee and a valid amendment of and supplement to the Indenture have been done;

        NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all. Holders of the Securities:

        SECTION 1.    Definitions.    All terms used in this Supplemental Indenture which are not defined in this Supplemental Indenture and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        SECTION 2.    Agreement to Guarantee.    The Additional Guarantor hereby agrees and confirms that, by its execution and delivery of this First Supplemental Indenture, it will be deemed to be a "Guarantor" for all purposes of the obligations of the Company and those of each other Subsidiary

Guarantor under the Indenture and the Securities, and shall have all the obligations of a Subsidiary Guarantor hereunder with the same effect as if it had been named a Subsidiary Guarantor in the Indenture and the Securities. The Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions in the Indenture and the Securities applicable to a Subsidiary Guarantor.

        SECTION 3.    Incorporation of Supplemental Indenture.    All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture, and the Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

        SECTION 4.    Headings.    The Article and Section beadings of this Supplemental Indenture are for convenience only and shall not affect the construction hereof

        SECTION 5.    Counterparts.    This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        SECTION 6.    Conflict with Trust Indenture Act.    If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provisions of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

        SECTION 7.    Successors and Assignors.    All covenants and agreements h this Supplemental Indenture by the Company or any Subsidiary Guarantor shall bind its respective successors and assigns, whether so expressed or not.

        SECTION 8.    Severability Clause.    In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected m impaired thereby.

        SECTION 9.    Benefits of Supplemental Indenture.    Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

        SECTION 10.    Governing Law.    This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

        IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunder affixed and attested, all as of the date and year first above written.

Attest:	J.B. POINDEXTER & CO., INC.
	By:	/s/ ROBERT S. WHATLEY Robert S. Whatley Vice President
Attest:	MORGAN TRAILER MFG. CO.
	By:	/s/ ROBERT S. WHATLEY Robert S. Whatley Vice President
Attest:	TRUCK ACCESSORIES GROUP, INC.
	By:	/s/ ROBERT S. WHATLEY Robert S. Whatley Vice President
Attest:	EFP CORPORATION
	By:	/s/ ROBERT S. WHATLEY Robert S. Whatley Vice President
Attest:	MAGNETIC INSTRUMENTS CORP.
	By:	/s/ ROBERT S. WHATLEY Robert S. Whatley Vice President
Attest:	LOWY GROUP, INC.
	By:	/s/ ROBERT S. WHATLEY Robert S. Whatley Vice President
Attest:	RAIDER INDUSTRIES, INC.
	By:	/s/ ROBERT S. WHATLEY Robert S. Whatley Vice President

Attest:	SWK HOLDINGS, INC.
	By:	/s/ ROBERT S. WHATLEY Robert S. Whatley Vice President
Attest:	UNIVERSAL BRIXIUS, INC.
	By:	/s/ ROBERT S. WHATLEY Robert S. Whatley Vice President
Attest:	MORGAN TRAILER FINANCIAL CORPORATION
	By:	/s/ ROBERT S. WHATLEY Robert S. Whatley Vice President
Attest:	MORGAN TRAILER FINANCIAL MANAGEMENT L.P.
	By:	Morgan Trailer Mfg. Co., its general partner
	By:	/s/ ROBERT S. WHATLEY Robert S. Whatley Vice President
Attest:	MORGAN OLSON CORPORATION
	By:	/s/ ROBERT S. WHATLEY Robert S. Whatley Vice President
Attest:	COMMERCIAL BABCOCK INC.
	By:	/s/ ROBERT S. WHATLEY Robert S. Whatley Vice President
Attest:	WILMINGTON TRUST COMPANY
	By:	/s/ MICHAEL G. OLLER, JR. Michael G. Oller, Jr. Senior Financial Services Officer

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  Exhibit 4.4
RECITAL